Exhibit 99.1

Identiv Reports First Quarter 2023 Business Results

Record Revenue for a Fiscal First Quarter, with Stable Gross Margins Year-over-Year

FREMONT, Calif. — May 4, 2023 — Identiv, Inc. (NASDAQ: INVE), global digital security and identification leader in the Internet of Things (IoT), today reported its financial results for the first quarter ended March 31, 2023.

Recent Financial and Operational Highlights

•	First quarter revenue grew 4% year-over-year to $26.0 million, a fiscal first quarter record.

•	Premises revenue grew 8% year-over-year to $11.3 million; Identity revenue grew 1% year-over-year to $14.7 million.

•	GAAP gross margin in Q1 2023 was 35.4%; non-GAAP gross margin in the first quarter was flat year-over-year at 37.1%.

•

Shipped 10 million units of Wiliot’s IoT Pixels in Q1 2023, on track to ship 14 million units in Q2 2023. Received a follow-on order of similar magnitude from Wiliot for delivery through the end of 2023.

•	Ended Q1 2023 with $21.2 million in cash, cash equivalents and restricted cash; accounts receivable at $21.1 million; and accounts payable at a 24-month low of $9.9 million.

•	Managed 54 non-recurring engineering (NRE) contracts and continued to maintain 100% RFID customer retention.

•	Launched the Velocity Vision Ecosystem, a comprehensive video, access, and analytics solution.

•	Partnered with IoT company ProQure to launch new NFC Type 2 RFID tags, expanding chip supplier relationships.

•	Collaborated with ST Microelectronics to launch eco-friendly and small format RFID tags encoded to easily integrate with the bitse.io SaaS platform for data analytics.

•	Awarded three 2023 Cybersecurity Excellence Awards for the uTrust FIDO2 NFC+ Security Key for Multi-Factor Authentication (MFA).

•	Accelerated build out of new production facility in Thailand, with first production runs on track and expected to begin in July.

First Quarter 2023 Financial Summary

Revenue for the first quarter 2023 was $26.0 million, an increase of 4% from $25.1 million in the first quarter of 2022. By segment, Identity revenues were $14.7 million and Premises revenues totaled $11.3 million.

First quarter 2023 GAAP gross margin was 35.4% and non-GAAP gross margin was 37.1%.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $11.9 million in the first quarter of 2023, compared to $10.2 million in the prior quarter and $10.0 million in the first quarter of 2022. Non-GAAP operating expenses were $10.6 million in the first quarter of 2023, compared to $9.3 million in the prior quarter and $9.0 million in the first quarter of 2022.

GAAP net loss was $2.7 million, or ($0.13) per basic and diluted share, compared to GAAP net income of $0.3 million, or $0.00 per basic and diluted share, in the prior quarter and GAAP net loss of $1.0 million, or ($0.06) per basic and diluted share, in the first quarter of 2022.

Non-GAAP adjusted EBITDA in the first quarter of 2023 was ($0.9) million, compared to $1.7 million in the prior quarter and $0.2 million in the first quarter of 2022.

Management Commentary

“In the first quarter, both Identity and Premises segments made progress, keeping us on track to meet our 2023 growth expectations,” said Identiv CEO Steven Humphreys. “In IoT, our strategic partnership with Wiliot continued to strengthen. We shipped 10 million units in Q1, are on pace to deliver 14 million units in Q2, and confirmed our first follow-on order of similar scale for delivery in 2023. In the medical and healthcare vertical, we’ve established ourselves as the go-to partner for specialty RFID applications and expanded our pipeline. Chip supply is normalizing, and we’ve added new designs with ST Micro and ProQure to provide customers with optionality. The accelerated buildout of our Thailand production facility is on track to begin production runs in July. In physical security, demand for our industry-leading converged Velocity platform is strong, particularly across schools, municipalities, airports and the Federal government. Our ability to deliver a complete, best-in-class enterprise-scale solution providing video, access control, analytics, readers and credentials from a single point of contact is expanding our market share and our share-of-wallet within existing customers. By leveraging our 2022 investments and maintaining a tight focus on business model efficiency, we’re now in a stronger position to execute on our operational plan and accelerate our growth.”

Identiv CFO Justin Scarpulla added, “Maintaining a strong balance sheet and ample working capital to fully capitalize on our strategic opportunities for disciplined growth is a top priority for 2023. We continue to make prudent investments in key areas that drive revenue growth. Our facility in Thailand is progressing at an accelerated pace, and we expect margins to expand as our Thailand facility’s utilization increases. We feel confident in our ability to deliver on our current 2023 outlook.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and key component availability. Management reconfirms its fiscal year 2023 revenue outlook, with net revenues in the range of $125 million to $130 million. Normal seasonality is expected to continue.

Conference Call

Identiv management will hold a conference call today, May 4, 2023, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss the company’s first quarter 2023 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free Number: 888-506-0062

International Number: 973-528-0011

Call ID: 904963

Webcast link: Register and Join

The teleconference replay will be available through May 18, 2023, by dialing 877-481-4010 (Toll-Free Replay Number) or 919-882-2331 (International Replay Number) and entering passcode 48113.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross margins, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax benefit (provision), interest expense, foreign currency gains (losses), stock-based compensation, amortization and depreciation, restructuring and severance, loss on disposal of property and equipment, and gain on investment. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, loss on disposal of property and equipment, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipate”, “believe”, “plan”, “will”, “intend”, “expect”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2023 guidance and growth expectations; the Company’s strategy, focus and plans to accelerate growth; the Company’s beliefs regarding its ability to deliver on its current 2023 outlook; the Company’s expectation regarding margin expansion; expected benefits of the Company’s Thailand production facility and timing of production runs; the Company’s expectations with respect to customer orders; the Company’s expectations regarding its products, including expected benefits thereof and timing of deliveries are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, its ability to satisfy customer demand and expectations, the level and timing of customer orders and changes/cancellations, the success of its products and strategic partnerships, industry trends and seasonality, the impact of macroeconomic conditions, inflation and increases in prices, the impact of COVID-19, the effects of shortages of semiconductors and other components, and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Sophie Pearson

Director of Investor Relations

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net revenue	$25,997	$29,001	$25,061
Cost of revenue	16,786	18,421	16,095

Gross profit	9,211	10,580	8,966

Operating expenses:
Research and development	2,707	2,283	2,529
Selling and marketing	6,097	5,021	5,110
General and administrative	2,948	2,806	2,488
Restructuring and severance	191	70	(140)

Total operating expenses	11,943	10,180	9,987

Income (loss) from operations	(2,732)	400	(1,021)
Non-operating income (expense):
Interest expense, net	(50)	(42)	(25)
Gain on investment	—	—	24
Foreign currency gains (losses), net	89	44	19

Income (loss) before income tax benefit (provision)	(2,693)	402	(1,003)
Income tax benefit (provision)	(26)	(63)	4

Net income (loss)	(2,719)	339	(999)
Cumulative dividends on Series B convertible preferred stock	(313)	(304)	(298)

Net income (loss) available to common stockholders	$(3,032)	$35	$(1,297)

Net income (loss) per common share:
Basic	$(0.13)	$0.00	$(0.06)
Diluted	$(0.13)	$0.00	$(0.06)
Weighted average shares used in computing net income (loss) per common share:
Basic	22,794	22,737	22,574
Diluted	22,794	23,160	22,574

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$20,804	$16,650
Restricted cash	363	487
Accounts receivable, net of allowances	21,136	24,826
Inventories	30,609	28,958
Prepaid expenses and other current assets	4,361	4,177

Total current assets	77,273	75,098
Property and equipment, net	7,595	6,719
Operating lease right-of-use assets	4,344	4,373
Intangible assets, net	4,999	5,265
Goodwill	10,192	10,190
Other assets	1,148	1,120

Total assets	$105,551	$102,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,926	$14,760
Financial liabilities	9,941	—
Operating lease liabilities	1,199	1,190
Deferred revenue	1,798	2,068
Accrued compensation and related benefits	2,395	2,757
Other accrued expenses and liabilities	2,648	2,618

Total current liabilities	27,907	23,393
Long-term operating lease liabilities	3,371	3,366
Long-term deferred revenue	647	587
Other long-term liabilities	25	25

Total liabilities	31,950	27,371
Total stockholders’ equity	73,601	75,394

Total liabilities and stockholders’ equity	$105,551	$102,765

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Reconciliation of GAAP gross margin and non-GAAP gross margin
GAAP gross profit	$9,211	$10,580	$8,966

Reconciling items included in GAAP gross profit:
Stock-based compensation	45	53	56
Amortization and depreciation	385	363	270

Total reconciling items included in GAAP gross profit	430	416	326

Non-GAAP gross profit	$9,641	$10,996	$9,292

Non-GAAP gross margin	37%	38%	37%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$11,943	$10,180	$9,987

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(945)	(543)	(839)
Amortization and depreciation	(238)	(236)	(239)
Loss on disposal of property and equipment	—	(68)	—
Restructuring and severance	(191)	(70)	140

Total reconciling items included in GAAP operating expenses	(1,374)	(917)	(938)

Non-GAAP operating expenses	$10,569	$9,263	$9,049

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$(2,719)	$339	$(999)

Reconciling items included in GAAP net income (loss):
Income tax provision (benefit)	26	63	(4)
Interest expense, net	50	42	25
Gain on investment	—	—	(24)
Loss on disposal of property and equipment	—	68	—
Foreign currency gains (losses), net	(89)	(44)	(19)
Stock-based compensation	990	596	895
Amortization and depreciation	623	599	509
Restructuring and severance	191	70	(140)

Total reconciling items included in GAAP net income (loss)	1,791	1,394	1,242

Non-GAAP adjusted EBITDA	$(928)	$1,733	$243